Exhibit 10.19.2

(Translation)

TMB Bank Public Company Limited

Supplemental Memorandum of Agreement (2nd)

Simummuang Market-Rangsit Branch

Date: December 14, 2007

We, Fabrinet Co., Ltd., with office located at No. 294 Moo 8, Vibhavadee Rangsit Road, Tambol Kukot, Amphur Lamlukka, Pathumthani province, registration No.0105542073726 and Fabrinet, with office located at Walker House, 87 Mary Street, George Town, Grand Cayman, Cayman Islands, British West Indies, hereinafter referred to as “Borrower” hereby enter into this agreement with TMB Bank Public Company Limited, hereinafter referred to as the “Bank”.

Whereas Fabrinet Co., Ltd. and/or FABRINET, as the Borrower, has executed the loan agreement dated June 6, 2005 in the total amount of US$ 8,000,000.00 (Eight million only) and Memorandum of agreement dated 6 June 2005, hereinafter together referred to as the “Loan Agreement”.

The Borrower has consented to amend some conditions and confirmations of the Loan agreements as follows:

1. The Borrower and Bank agree to cancel all of the contents in Clause 12 of the Loan agreement and then proceed with this content instead.

“12. The Borrower agrees to reassess the value of the collateral upon request by the lender. The borrower shall proceed to have reassessment within 90 days from date of such request by using an appraiser who is accepted by the lender, and the borrower agrees to pay for the related expenses.”

2. The Borrower and Bank agree to cancel all of the contents in Clause 3 of the Memorandum of agreement and then proceed with this content instead.

“3. The Borrower shall inform the bank within 90 days after any changes in major shareholders or key management or members of the board of directors or authorized signatory or company’s stamp or Amendment of memorandum or Articles of association or any other significant matters that could affect the financial and business operations of the company.”

3. The Borrower and Bank agree to cancel all of the contents in Clause 5.1 of the Memorandum of agreement and then proceed with this content instead.

“5.1 The Borrower shall maintain the debt service coverage ratio (DSCR) at not lower than 2.50. The DSCR is calculated as follows:

Earnings before interest and depreciation and amortization + Cash on Hand – Short-term Debt

Current portion of Long-term Debt + Interest Expenses

4. The Borrower and Bank agree to cancel all of the contents in Clause 6 and Clause 12 of the Memorandum of agreement.

5. The Borrower and Bank agree to cancel all of the contents in Clause 11 of the Memorandum of agreement and then proceed with this content instead.

“11. The Borrower may pay dividend when only the Borrower is able to repay principal, pay interest and fees incurred relating to credit facilities when due.”

6. The Borrower and Bank agree to cancel all of the contents in Clause 13 of the Memorandum of agreement and then proceed with this content instead.

“13 The Borrower shall maintain its Debt Service Coverage Ratio (DSCR) after payment of dividend at not lower than 2.50, using the calculation basis under Clause 5.1”

7. The Borrower accept that all collateral such as pledge, mortgage, guarantee or any other collateral provided under the Loan agreement are still the collateral under this memorandum.

8. The Borrower and Bank agree that all enclosed documents and all other supporting documents relevant to this agreement are part of the Loan agreement and are useful one another. If the Borrower is not abiding by any single conditions, the Borrower shall be deemed to be in default of the Loan agreement and the Bank has the right to demand all payments suddenly.

9. If the Borrower is in default or fails in breach of any provisions as provided in this memorandum or the Loan agreement, the Borrower shall be deemed to be in default of payment of the entire loan hereunder, and the entire debt shall become immediately due and payable. The Bank shall be entitled to enforce the debt immediately, and the Borrower agrees to immediately pay debt hereunder in full together with its interest at the default rate from the date of default until complete payment is made. Additionally, the Bank still has rights in all actions to pursue anything according to the Loan agreement with the Borrower.

10. The Borrower and Bank apparently agree that doing this agreement does not mean to be converting the loan and treating this document is part of Loan agreement. Words or contents in this document have the same meaning as meaning in Loan agreement except for that content is specified especially to show in other meanings and it will be effective from 14 December 2007 onward.

If terms and conditions are not mentioned clearly in this memorandum, the loan agreement will be applied.

In Witness Whereof, the Borrower has thoroughly read and understood the contents above, and has therefore signed (with seal affixed) in the presence of witnesses.

Fabrinet Co., Ltd.

(Seal)

Signed        -Signature-        Company

(Mr. Soon Kaewchansilp)

Authorized Director of the Company

FABRINET

Signed        -Signature-        Company

(Mr. David Thomas Mitchell, President & CEO)

Authorized Director of the Company

Signed        -Signature- and seal        Bank

TMB BANK PUBLIC COMPANY LIMITED

(Mrs. Thungchai Tumthong) (Mr. Thungchai Harnpongsajit)

Signed        -Signature-        Witness

(Mrs. Nongluck Youngpituck)

Signed        -Signature-        Witness

(Mr. Supat Masnithat)